Exhibit 3.1

EXECUTION VERSION

Company Number: 3805

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Nam Tai Property Inc.

Formerly

NAM TAI ELECTRONICS, INC.

Incorporated the 12th day of August, 1987

Amended January 17, 1997

Amended November 20, 1998

Amended December 22, 1998

Amended June 26, 2003

Amended December 5, 2007

Name change amendment March 20, 2014

Amended under the BVI Business Companies Act September 25, 2020

Amended December 14, 2021

Maples Corporate Services (BVI) Limited

Kingston Chambers

PO Box 173

Road Town, Tortola

British Virgin Islands

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Nam Tai Property Inc.

1

The name of the Company is Nam Tai Property Inc. The Company was first incorporated as a company under the IBC Act (291) on the 12th day of August 1987 and immediately prior to re-registration under the BVI Business Companies Act, it was governed by the IBC Act.

2

At the time of filing the notice of election to dis-apply part IV of schedule 2 of the BVI Business Companies Act, the Registered Office of the Company was situated at 2nd Floor, 116 Main Street, Road Town, Tortola, British Virgin Islands or at such other place within the British Virgin Islands as the directors may from time to time determine.

3

At the time of filing the notice of election to dis-apply part IV of schedule 2 of the BVI Business Companies Act, the Registered Agent of the Company in the British Virgin Islands was McNamara Corporate Services Limited, whose address is 2nd Floor, 116 Main Street, P.O. Box 3342, Road Town, Tortola, British Virgin Islands.

4	The object or purpose for which the Company is established is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.

5

Without prejudice to the generality of clause 4 hereof and subject thereto, the Company has power to do any and all acts to carry on any business or businesses whatsoever and to engage in any activities which may conveniently be carried on with or be conducive to the attainment of the Company’s objects or purposes, including the power to enter into any contract or undertaking whether directly or indirectly for the benefit or profit of the Company and to settle the Company’s assets or property or any part thereof in trust or transfer the same to any other Company whether for the protection of its assets or not, and with respect to the transfer, the directors may provide that the Company, its creditors, its members or any person having a direct or indirect interest in the Company or any of them may be the beneficiaries, creditors, members, certificate holders, partners or holders of any other similar interest.

6	The Company has no power to –

(a)	accept banking deposits, or

(b)	accept contracts of insurance.

7	The par value of shares in the Company shall be in the currency of the United States dollar.

8	The Company is authorised to issue a maximum of Two Hundred Million (200,000,000) shares (“shares”) consisting of one class of shares of par value US$0.01 per share.

9	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

10

At every meeting of the members, every holder a share (“shareholder”) shall be entitled to one (1) vote, in person or by proxy, on all matters, including the election of directors, for each share standing in his, her or its name on the Register of Members. Directors elected by shareholders may be removed, with or without cause, only by a vote of the holders of a majority of the shares then outstanding. If, during the interval between annual meetings of members for the election of directors, the number of directors who have been elected by the shareholders shall, by reason of resignation, death or removal, be reduced, the vacancy or vacancies in the directors elected by the shareholders shall be filled by a majority vote of the remaining directors then in office, even if less than a quorum. Any director elected to fill any such vacancy by the remaining directors then in office may be removed from office by vote of the holders of a majority of the shares then outstanding.

11

Every reference in this Memorandum of Association or in the Articles of Association of the Company to a majority or other proportion of shares shall refer to such majority or other proportion of the votes of such shares.

12

The directors may at any time and from time to time issue shares of authorised and unissued shares upon such terms and for such lawful consideration as they may determine, and any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid shares and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued.

13	No member of the corporation shall be entitled as of right to subscribe for, purchase, or take any part of any new or additional issue of shares of any class.

14

This Memorandum of Association and the Articles of Association of the Company may be amended by a resolution of members or a resolution of directors, provided, however, that no amendment may be made by resolution of directors:

(a)	to restrict the rights or powers of the members to amend this Memorandum of Association or the Articles of Association of the Company;

(b)	to change the percentage of members required to pass a resolution of members to amend this Memorandum or the Articles of Association of the Company;

(c)	in circumstances where this Memorandum or the Articles of Association of the Company cannot be amended by the members;

(d)	to authorise the Company to issue, or authorise the issuance of, bearer shares; or

(e)	to change or delete this clause 14.

We, McNamara Corporate Services Limited of 2nd floor, 116 Main Street, Road Town, Tortola, British Virgin Islands for the purpose of disapplying Part IV of Schedule 2 of BVI Business Companies Act, hereby signed as Registered Agent of the Company this 5th day of December, 2007:

SGD: Faithlyn Titley

Authorised Signatory

For and on behalf of

McNamara Corporate Services Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

Nam Tai Property Inc.

1

The following Regulations constitute the Regulations of the Company. In these Articles words and expressions defined in the British Virgin Islands Business Companies Act, 2004 (the “Act”), shall have the same meanings as used the Act, and, unless otherwise required by the context, the singular shall include the plural and vice-versa, the masculine shall include the feminine and neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

SHARES

2

Subject to the provisions of these Articles generally, the unissued shares of the Company (whether forming part of the original or any increase in the number of authorised shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as the directors may determine.

3	No shares shall be issued except as fully paid up. The pre-emption rights set out in section 46 of the Act shall not apply to the Company.

4

The name and address for every person being the holder of registered shares, their class or series and the date when they became or ceased to become a member shall be entered as a in the register of members.

5

(a)

The Company’s registered shares may be certificated or uncertificated and shall be entered in the register of members of the Company and registered as they are issued. Every person whose name is entered as a member in the register of members being the holder of registered shares, shall, without payment, be entitled upon written request to a certificate or certificates specifying the share or shares held and the par value thereof, provided that in respect of a registered share, or shares, held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

(b)

Certificates representing registered shares shall be in such form as the directors shall prescribe. Each certificate shall state the name of the Company and of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented. The certificate shall be signed either manually or by facsimile, by a director or officer of the Company and shall be sealed with the seal of the Company or a facsimile thereof and the validity of such certificate is not affected by the fact that the person who signed a share certificate no longer holds office.

(c)

Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall send or cause its transfer agent to send to the owner thereof indicated in the register of members a written notice that shall set forth the name of the Company, that the Company is organized or incorporated under the laws of the British Virgin Islands, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares imposed by the Company’s memorandum of association, these articles of association, any agreement among shareholders, any agreement between shareholders and the Company or by applicable British Virgin Islands law.

6

If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate or uncertificated registered shares shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession such certificate.

VARIATION OF SHARE RIGHTS

7

Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the directors may from time to time determine.

8	Subject to the provisions of the Act, any shares may be purchased, redeemed or acquired by the Company on such terms and in such manner as the directors may determine.

9

(a)	For the purposes of this Regulation 9 the following defined terms have the meanings indicated:

“Beneficial owner,” “beneficial ownership” or “beneficially owned,” in the context of a Person whose shares may be redeemed shall be ascertained in accordance with Rule 13d-3 of Regulation 13D promulgated by the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor to that Rule.

“Date Fixed for Redemption” shall have the meaning specified in Regulation 9(b) of these Regulations.

“Fair Market Value” of the shares to be redeemed means the product of the number of shares redeemed multiplied by the Redemption Price.

“Judgment” means a judgment (i) for a liquidated amount in a civil matter; (ii) that is final and conclusive and has not been stayed or satisfied in full; (iii) that is not directly or indirectly for the payment of taxes, penalties, fines or charges of a like nature; (iv) that is not obtained by actual or constructive fraud or duress; (v) in which the rendering court has taken jurisdiction on grounds that are recognized by the common law rules of the British Virgin Islands; (vi) in which proceedings it was obtained were not contrary to natural justice or the public policy of the British Virgin Islands; (vii) in which the Person against whom the judgment is given is subject to the jurisdiction of the court rendering the judgment; and (viii) is not on a claim for contribution in respect of damages awarded by a judgment which does not satisfy the foregoing.

“Judgment Amount” means the sum of (i) the liquidated amount of the Judgment, (ii) interest thereon at the legal rate of the jurisdiction in which it was entered from the date of such entry through the Date Fixed for Redemption, and (iii) reasonable    expenses of the Company (including its reasonable attorney fees, court costs, administration and overhead costs, and any other related expenses) of enforcing the Judgment and/or redeeming its shares to satisfy the same, less the sum of any amounts thereto fore paid on, or credited against, the Judgment.

“Notice” shall have the meaning specified in Regulation 9(b) of these Regulations.

“Person” means any natural person, corporation, company incorporated under the International Business Companies Act of the British Virgin Islands, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or other “person” defined in the International Business Companies Act of the British Virgin Islands.

“Redemption Price” means (i) if the class of shares to be redeemed is traded in the over-the-counter market in the U.S. and not on any national securities exchange in the U.S. (including The Nasdaq Stock Market, which began operations as a national securities exchange in the U.S. on August 1, 2006), the average of the per share closing bid prices of the shares on the 20 consecutive trading days immediately preceding the Date Fixed for Redemption, as reported by The OTC Bulletin Board (OTCBB) or the Pink Sheets LLC if the shares are not quoted on the OTCBB (or an equivalent generally accepted reporting service if quotations are not reported on The Pink Sheets LLC), or (ii) if the class of shares to be redeemed is traded on a national securities exchange in the U.S. (including The Nasdaq Stock Market), the average for the 20 consecutive trading days immediately preceding the Date Fixed for Redemption of the daily per share closing prices of the shares in on the principal stock exchange in the U.S. (including The Nasdaq Stock Market) on which they are listed,. For purposes of clause (i) above, if trading in the shares is not reported on the OTCBB, the bid price referred to in said clause shall be the lowest bid price as reported in the Pink Sheets LLC or, if not reported thereon, an equivalent generally accepted reporting service and, if such shares are not so reported shall be the price of a share determined by the directors in good faith. The closing price referred to in clause (ii) above shall be the last reported sale price or, in the case no such reported sale takes place on such day, the last reported sale price previously reported on the national securities exchange in the U.S. (including The Nasdaq Stock Market) on which the class of shares is then listed.

“U.S.” shall mean the United States of America.

(b)

Without limiting the generality of Regulation 8 of these Articles, in the furtherance thereof and in addition to any other rights or remedies available to the Company at law or in equity, the Company may at any time and from time to time redeem, at the Redemption Price per share, all or any of its outstanding shares beneficially owned by any Person, or registered in the name of any Person whose name is entered as a member in the share register, against whom the Company has a Judgment.

At least 30 calendar days before the date fixed for redemption as determined by resolution of the directors (the “Date Fixed for Redemption”), a written redemption notice (the “Notice”) shall be sent to each beneficial owner and registered holder (if different, from the beneficial owner) whose shares are to be redeemed by first-class mail, postage prepaid, at the address of the beneficial owner and registered holder (if different, from the beneficial owner) as shown on the records of the Company, stating: (i) the class(es) of shares and the number of shares in each such class to be redeemed from the beneficial owner, (ii) the Date Fixed for Redemption, (iii) information on the method to be used to determine Redemption Price in accordance with Regulation 9(a) of these Articles, (iv) the Judgment Amount and (v) the address of the place where the certificates for the shares to be redeemed shall be surrendered for redemption. On or before the Date Fixed for Redemption, each beneficial owner and registered holder (if different, from the beneficial owner) of the shares to be redeemed shall surrender the certificates representing these shares to the Company at the place so designated therefor in the Notice unless the Judgment Amount has theretofore been satisfied in full.

On the Date Fixed for Redemption the Company shall pay the Redemption Price for the shares redeemed by offsetting the Fair Market Value of the shares redeemed against the Judgment Amount. If the Fair Market Value of the shares redeemed exceeds the Judgment Amount, then new certificates representing the number of shares determined by dividing such excess by the Redemption Price (and rounding the quotient down to the nearest whole share) shall be issued to the Person whose shares were redeemed.

In lieu any fractional shares otherwise issuable, the Company shall pay an amount equal to the Redemption Price multiplied by the fraction. If the Fair Market Value of the shares redeemed is insufficient to fully satisfy the Judgment Amount, the Company shall retain the right to pursue all of its rights and remedies otherwise available to satisfy the deficiency. If the Notice is given in the manner provided in this Regulation, whether or not the certificates covering these shares are surrendered, all rights with respect to the redeemed shares shall terminate except for the right of the Person whose shares are so redeemed to receive credit by offset against the Judgment Amount as herein provided. Unless the certificates covering these shares are received by the company at the place so designated the Judgment Amount will not be deemed to have been satisfied in full.

10

If at any time there are different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three fourths of the issued shares of any other class or series of shares which may be affected by such variation.

11

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

12	No notice of a trust, whether expressed, implied or constructive, shall be entered on the register of members.

TRANSFER OF SHARES

13

Subject to any Regulation hereof or clause of the Memorandum restricting the transfer of shares in the Company, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate. Without prejudice to the foregoing, the directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorise such agent to make all such additional rules and regulations deemed expedient concerning the issue, transfer and registration of the shares of the Company.

14

(a)

Subject to any limitations in the Memorandum or these Regulations, upon surrender to the Company or the transfer agent of the Company of a certificate for registered shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Company’s register of members. Upon the surrender of any certificate for transfer, such certificate shall at once be conspicuously marked on its face “Cancelled” and recorded in the register of members of the Company.

(b)

Upon the receipt of proper transfer instructions from the registered owner of uncertificated registered shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the register of members of the Company. If the Company has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

15	The directors shall have power to close the register of members for such period as they shall think fit, but not exceeding 90 days in any one year.

TRANSMISSION OF SHARES

16

(a)

The personal representatives, guardian or trustee as the case may be of any deceased, incompetent or bankrupt sole holder of a registered share shall be the only persons recognised by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivor or survivors, and the personal representative, guardian or trustee as the case may be of the deceased, incompetent or bankrupt holder or holders shall be the only persons recognised by the company as having any title to the share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the following Regulations.

(b)

Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member for all purposes shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

17

Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as a transferee of such share or shares and such request shall likewise be treated as it were a transfer.

ACQUISITION OF OWN SHARES

18

Subject to the provisions of the Act, the Company may purchase, redeem or otherwise acquire any of its own shares for such consideration as the Company by resolution of directors considers fit, and either cancel or hold such shares as treasury shares. The Company may dispose of any shares held as treasury shares on such terms and conditions as the Company by a resolution of directors may from time to time determine. Shares may be purchased or otherwise acquired by the Company in exchange for newly issued shares in the Company. sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

19	The Company may by resolution of directors amend the Memorandum to increase or reduce the number of shares that the Company is authorised to issue.

20	The Company may:

(a)	divide any shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

(b)	combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series;

(c)

provided, however, that where shares with a par value are divided or combined under paragraphs (a) or (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

21

Where any difficulty arises in regard to any combination or division under Regulation 20, the Company by a resolution of directors may settle the same as it thinks expedient but subject always and only to the extent otherwise permitted by the Act, the Memorandum and these Articles

MEETINGS OF MEMBERS

22

The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members holding more than 30 percent of the votes of the outstanding voting shares in the Company.

23

At least seven days’ notice specifying the place, the day and the hour of the meeting and the general nature of the business to be conducted shall be given to such persons whose names on the date the notice is given appear as members in the register of members of the Company.

24

A meeting of the members shall be deemed to have been validly called, notwithstanding that is called in contravention of the requirement to give notice in Regulation 23 if shorter notice of the meeting is agreed by members holding not less than 90 percent of the total number of shares having a right to attend and vote at the meeting, or if all such members have waived notice of the meeting. Presence at the meeting shall be deemed to constitute waiver.

25

The inadvertent failure of the directors to give notice of a meeting to a member or to the agent or attorney as the case may be, or the fact that a member or such agent or attorney has not received the notice, does not invalidate the meeting.

26

A member may be represented at a meeting of members by proxy. The instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept and shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

PROCEEDINGS AT MEETINGS OF MEMBERS

27

No business shall be transacted at any meeting of members unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of one or more members present in person or by proxy representing at least one half of the votes of the shares of each class or series of shares entitled to vote as a class or series and the same proportion of the votes of the remaining shares entitled to vote.

28

If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

29

At each meeting of the members, the Chairman of the board of directors, or if there is no Chairman of the board of directors, or in his or her absence, the Chief Executive Officer or the Chief Financial Officer of the Company, or in the absence of both the Chairman of the board of directors and the Chief Executive Officer or Chief Financial Officer, an officer of the Company selected by the Chairman of the board of directors, or if there is no Chairman of the board of directors or if the Chairman of the board of directors has made no selection, an officer of the Company selected by the board of directors, shall act as Chairman of the meeting.

30

In case at any meeting of members where the chairman of the meeting as determined in accordance with Regulation 29 is not present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose someone of their number to be chairman.

31

The chairman at any meeting of members may adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

32

All shares vote as one class and each whole share has one vote. If two or more persons are jointly entitled to a registered nominative share and if more than one of such persons is desirous of voting at the meetings whether in person or by proxy, the vote of that person whose name appears first among such voting joint holders in the register of members alone shall be counted.

33	A member may be present at a meeting if he participates by telephone or other electronic means and all members participating at the meeting are able to hear each other.

34

At any meeting of the members the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether a resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the Chairman.

35

Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

36

If a poll is demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

37

A resolution in writing (in the form of one or more documents in writing by telex, telegram, cable or other written electronic communication shall without the need for any notice) signed by all shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

38

Any person other than an individual shall be regarded as one member and subject to Regulation 39 the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

39

Any person other than an individual who is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

DIRECTORS

40

The first director or directors shall be elected by the subscriber to the Memorandum of Association. Thereafter, the directors, other than in the case of a vacancy, shall be elected by the members for such term as the members may determine and may be removed by them, provided that no person may be elected as a director by the members unless that person is nominated in accordance with Regulation 43.

41	The number of the directors shall be not less than one nor more than nine, and at all times there should be at least two Independent directors.

42	For a director to be regarded as Independent he must meet the following criteria, and be confirmed as Independent by a resolution of the board of directors.

(a)

The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company. For purposes of this Regulation, “immediate family member” is defined to include spouses, parents, children, siblings and family-in-law, and anyone else (other than domestic employees) sharing the director’s home. “Executive officer” is defined as an officer under Rule 16a-1(f) under the Exchange Act.

(b)

The director or an immediate family member has not received more than $120,000 in direct compensation from the Company during any 12-month period in the past three years. The calculation of compensation does not include:

(i)	Director and committee fees;

(ii)	Pension benefits or other deferred compensation for prior service, if that compensation is not conditioned on continued service;

(iii)	Compensation of an immediate family member of the director who is an employee but not an executive officer of the company; or

(iv)	Compensation for service as an interim chairman, CEO or other executive officer.

(c)	The director does not have one of the following relationships with the Company’s internal or external auditors:

(i)	The director is a current partner or employee of the entity;

(ii)	An immediate family member of the director is a current partner of the entity, or is a current employee of the entity and personally works on the Company’s audit; and

(iii)	The director, or an immediate family member of the director, was, within the past three years, a partner or employee of the entity and personally worked on the Company’s audit.

(d)

The director or an immediate family member of the director is, or was within the past three years, an executive officer of another company at which any of the listed company’s current executive officers are, or were within the past three years, members of the compensation committee.

(e)	The director is a current employee, or an immediate family member of the director is currently an executive officer, of another company that:

(i)	Makes payments to or receives payments from the listed company for property or services; and

(ii)	The amount of these payments made in any one of the past three fiscal years exceeds the greater of $1 million or 2% of that other company’s consolidated gross revenues for that year.

43

(a)

For any business or nomination of persons for election to the board of directors of the Company to be properly brought before any annual or other general meeting of members, the matter must be (A) brought by or at the direction of the board of directors, or (B) brought by a member who is in compliance with the notice procedures set forth in this Regulation 43, who was registered on the Company’s register of members at the time such notice is delivered to the Secretary of the Company, at the time of the record date for such annual or other general meeting and at the time of the meeting to which such business or nomination relates and who is entitled to vote at such meeting. With respect to business brought by members, such business must constitute a proper matter for action by members.

(b)

For any business or nominations to be properly brought before an annual or other general meeting of members by a member pursuant to paragraph (a)(B) of this Regulation 43, the member must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a member’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not more than 120 nor less than ninety 90 days before the first anniversary of the date of the preceding year’s annual meeting of members; provided, however, that if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, such notice must be delivered no later than the later to occur of 90 days prior to the date of the annual meeting or 10 days after the first public announcement (as such term is defined below) of the date of the annual meeting. In the case of a general meeting of members that is not an annual meeting but is called for the sole purpose of electing directors or is to include the election of directors, a member’s notice of any nomination that is to be made at the meeting must be delivered to the Company at its registered office (or at such other place as the Company may direct) within 10 days after the first public announcement of such meeting. Except to the extent otherwise required by law, the postponement or adjournment of a meeting of members shall not commence a new time period for the giving of a member’s notice pursuant to this Regulation 43. Whenever used in these Regulations, “public announcement” shall mean disclosure (i) in a press release released by the Company, provided such press release is released by the Company following its customary procedures, or is reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. The term “Exchange Act” as used in this Regulation 43 shall have the same meaning as in Regulation 14.

(c)	a member’s notice of nomination to be delivered pursuant to this Regulation 43 shall set forth:

(i)	as to each person whom the member proposes to nominate for election or re-election as a director (each, a “Proposed Nominee”):

(A)	such Proposed Nominee’s name;

(B)

all information relating to such Proposed Nominee that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to the Exchange Act and the rules and regulations promulgated thereunder if the US proxy rules applied to this solicitation and all applicable securities and other laws and exchange rules to which the Company is subject;

(C)	such Proposed Nominee’s written consent to being named in the proxy statement relating to the meeting as a nominee and to serving as a director if elected;

(D)

any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of such Proposed Nominee in the Company or any affiliate thereof, other than an interest arising from the ownership of securities in the Company where such Proposed Nominee receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(E)

a completed and signed written questionnaire with respect to the background and qualification of such Proposed Nominee and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Company, upon written request of the member providing the notice); and

(F)

a signed representation and agreement (in the form provided by the Company, upon written request of the member providing the notice) that such Proposed Nominee is not and will not become a party to: (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in writing to the Company, (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law or (iii) any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in writing to the Company, and that in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and that such Proposed Nominee will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

(ii)	as to any business other than a nomination which the member is proposing:

(A)	a brief description of the business desired to be brought before the meeting;

(B)

the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Memorandum of Association or the Articles of Association, the language of such proposed amendment);

(C)

the reasons for conducting such business at the meeting (including the text of any reasons for the proposed business that will be disclosed in any soliciting materials to be used by the member or any Shareholder Associated Person (as such term is defined in Regulation 43(d)(iii)); and

(D)

a complete and accurate description of any material interest in such business of the member and any Shareholder Associated Persons, individually or in the aggregate, including any anticipated benefit to the member and any Shareholder Associated Persons therefrom.

(iii)	as to the member giving the notice and any Shareholder Associated Person:

(A)	the name and address of the member and any Shareholder Associated Person, as they appear on the Company’s register of members;

(B)	the class or series and number of shares of capital stock of the Company which are owned, directly or indirectly, beneficially and of record by the member and any Shareholder Associated Person;

(C)

a representation that the member or any Shareholder Associated Person on whose behalf the nomination is made is a holder of record of the stock of the Company at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such nomination;

(D)

a representation whether the member or the Shareholder Associated Person, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to elect the Proposed Nominee(s) and/or (y) otherwise to solicit proxies or votes from members in support of such nomination;

(E)

a description of any agreement, arrangement or understanding with respect to the nomination and/or the voting of shares of any class or series of stock of the Company between or among the member giving the notice, the Shareholder Associated Person, if any, on whose behalf the nomination is made, and/or any Proposed Nominee;

(F)

a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which the member or any Shareholder Associated Person is a party, the intent or effect of which may be (i) to transfer to or from the member or any Shareholder Associated Person, in whole or in part, any of the economic consequences of ownership of any security of the Company, (ii) to increase or decrease the voting power of the member or any Shareholder Associated Person with respect to shares of any class or series of stock of the Company and/or (iii) to provide any the member or any Shareholder Associated Person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Company;

(G)

any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Company), by security holdings or otherwise, of the member giving the notice or Shareholder Associated Person, in the Company or any affiliate thereof, other than an interest arising from the ownership of securities in the Company where such member or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(H)

the investment strategy or objective, if any, of such member and any Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such member and each such Shareholder Associated Person; and

(I)

all other information relating to such member and Shareholder Associated Person, if any, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Exchange Act and the rules and regulations promulgated thereunder and all other applicable securities and other laws and exchange rules to which the Company is subject.

(d)

Whenever used in these Regulations, “Shareholder Associated Person” of any member shall mean (i) any person acting in concert with such member, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such member (other than a member that is a depositary) and (iii) any person who is an ‘Affiliate’. “Affiliate” in this context shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, being that an ‘affiliate’ of, or a person ‘affiliated’ with, a specified person, is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(e)

A member providing notice of a proposed nomination for election to the board of directors to be brought before an annual or other general meeting of members shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the members entitled to vote at the meeting and (y) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than 5 days after the record date for determining the members entitled to vote at the meeting (in the case of any update and supplement required to be made as of the record date for determining the members entitled to vote at the meeting), and not later than 5 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 10 days prior to the meeting or adjournment or postponement thereof).

(f)

The Company may require any Proposed Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Proposed Nominee to serve as a director of the Company and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

44	Each director holds office according to the terms of his appointment until his successor takes office or until his earlier death, resignation or removal.

45	A vacancy in the board of directors may be filled by the appointment of a new director pursuant to a resolution of a majority of the remaining directors.

46

A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

47

A director by writing under his and deposited at the Registered Office of the Company may from time to time appoint another director or any other person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with Regulation 62 his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. A director by writing under his hand deposited at the Registered Office of the company may at any time revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

48

The directors may, by resolution of directors, fix the emoluments of directors in respect of services rendered or to be rendered in any capacity to the company. The directors may also be paid such traveling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of directors.

49

Any director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board goes beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of directors.

50

The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of directors.

51	The office of director shall be vacated if the director:-

(a)	is removed from office by resolution of members or

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally, or

(c)	becomes of unsound mind, or of such infirm health as to be incapable of managing his affairs, or

(d)	resigns his office by notice in writing to the Company. Or

(e)	becomes a disqualified person as defined at section 111 of the Act

52

A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.

53

A director may be or become a director other officer of, or otherwise interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise, and no director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or any of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in manner aforesaid, notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in manner aforesaid.

54

No director shall be disqualified by reason of his office from contracting with the Company, either as vendor, purchase or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or of the fiduciary relationship thereby established. The nature of a director’s interest must be declared by him at the meeting of the directors at which the question of entering into the contract or arrangement is first taken into consideration, and if the director was not at the date of that meeting interested in the proposed contract or arrangement, or shall become interested in a contract or arrangement after it is made, he shall forthwith after becoming so interested advise the Company in writing of the fact and nature of his interest. A general notice to the directors by a director that he is a member of a specified firm or company, and is to be regarded as interested in any contract or transaction which may, after the date of notice, be made with such firm or company shall (if such director shall give the same at a meeting of the directors, or shall take reasonable steps to secure that the same is brought up and read at the next meeting of directors after it is given) be a sufficient declaration of interest in relation to such contract or transaction with such firm or company.

55

A director may be counted as one of a quorum upon a motion in respect of any contract or arrangement which he shall make with the Company, or in which he is so interested as aforesaid, and may vote upon such motion.

OFFICERS

56

(a)

The Company may, by a resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer and such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice-Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

(b)

Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors whether or not a successor is appointed.

57	Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and transacting any of the business of the officers.

58	The Registered Agent may certify to whom it may concern the names and addresses of the directors and officers of the Company and the terms of their incumbency.

POWERS OF DIRECTORS

59

The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company as are not by the Act or by these Regulations required to be exercised by the members subject to any delegation of such powers as may be authorised by these Regulations and to such requirements as may be prescribed by resolution of the members; but no requirement made by resolution of the members shall invalidate any prior act of the directors which would have been valid if such requirement had not been made. Notwithstanding the generality of the foregoing the Company may by resolution of directors exercise the several powers granted to it by section 28 of the Act and by the Memorandum of Association generally and including, inter alia, to transfer any of its assets in trust.

60

The Board may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

61

The Company may from time to time and at any time by resolution of directors appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities any discretions (not exceeding those vested in or exercisable by the directors under these Regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

62

Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at Board Meetings and of transacting any of the business of the directors.

63

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Company shall from time to time by resolution of directors determine.

64

The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

65	The continuing directors, provided that there is at least one, may act notwithstanding any vacancy in their body.

PROCEEDINGS OF DIRECTORS

66

The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes; in case of an equality of votes the Chairman shall have a second or casting vote. A director may at any time summon a meeting of directors.

67

Provided that there shall be more than one director the quorum for directors’ meetings shall be one third of the total number of directors and a minimum of 7 days’ notice (exclusive of the day of the meeting) shall be given to all directors and alternate directors of any meeting of the board unless all the directors or their alternates on their behalf shall waive such notice for any particular meeting or any director shall waive his right to receive notice. Presence at the meeting shall be deemed to constitute waiver.

68	A sole director shall have full power to represent the Company notwithstanding the reference in these Regulations to a board of directors consisting of more than one person.

69

The directors may elect a chairman of their meeting and determine the period for which he is to hold office, but if no such chairman is present at the time appointed for holding the same, the directors present shall choose one of their numbers to be the chairman of such meeting.

70

The directors may, subject to the Act, delegate any of their powers to committees consisting of such of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

71

A committee may elect a chairman of its meeting; if no such chairman is elected, or if he is not present at the time appointed for holding the meeting the members of the committee present shall choose one of their number to be chairman of such meeting.

72

A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of its members present, and in case of an equality of votes, the chairman shall have a second casting vote.

73

All acts done by any meeting of the directors or of a committee of directors, or by any person acting as a director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such directors or persons acting as aforesaid, or that they or any of them were disqualified are hereby ratified and shall be as valid as if every such person had been duly appointed and was qualified to be a director.

74	The directors shall cause the following books to be kept:

(a)	minutes of all meetings of directors, members and committees appointed by them;

(b)	copies of all resolutions consented to by directors, members and committees appointed by them;

(c)	such other books and records as may be necessary or desirable in their opinion to reflect the financial position of the Company.

75

A resolution approved by all the directors or members of a committee for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or messages transmitted by teleprinter from a duly authenticated source shall be as valid and effectual as if it had been passed at a meeting of the directors on such committee duly convened and held. Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

INDEMNITY

76

Subject to the provisions of the Act every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to, or be incurred by the Company in the execution of the duties of his office, or in relation thereto provided he acted honestly and in good faith with a view to the best interest of the Company and except for his own wilful mis-conduct or negligence.

SEAL

77

The directors shall provide for the safe custody of the seal, and every instrument to which the seal shall be affixed shall be signed by one or more persons so authorised from time to time by the directors. If so authorised by resolution of directors, a facsimile of the seal and of the signatures of any authorised signatory as is herein provided may be reproduced by printing or other means on any instrument and shall have the same force and validity as if the seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDEND AND RESERVES

78

The directors may from time to time declare and pay a dividend whether interim or final and whether in money or in specie, but no dividend shall be declared and paid unless the directors determine that immediately after payment of the dividend.

(a)	The Company will be able to satisfy its debts as they become due; and

(b)	The value of the assets of the Company exceeds that of its total liabilities

79

The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund for whatever purpose, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

80	The directors may deduct from the dividends payable to any shareholder all such sums of money as may be due from him to the Company.

81

Notice of any dividend that may have been declared shall be given to each shareholder in manner hereinafter mentioned and all dividends unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

82	No dividends shall bear interest as against the Company.

83	Any one of the joint holders of a share may give a valid receipt to the Company for dividends paid thereon.

RECORDS AND ACCOUNTS

84

(a)	The Company shall keep the following documents at the office of its registered agent:

(i)	The Memorandum and the Articles;

(ii)	The register of members, or a copy of the register of members;

(iii)	The register of directors, or a copy of the register of directors;

(iv)	The register of mortgages and charges (if any); and

(v)	Copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

(b)	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(i)	Within 15 days of any change in either register, notify the registered agent in writing of the change; and

(ii)	Provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

(c)	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(i)	Minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(ii)	Minutes of meetings and Resolutions of Directors and committees of directors; and

(iii)	An impression of the seal, if any.

(d)

Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

(e)	The records kept by the company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act 2021.

85

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	The date of creation of the charge;

(b)	A short description of the liability secured by the charge;

(c)	A short description of the property charged;

(d)	The name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	Unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	Details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

86

(a)

The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

(b)

The members of the Company may by resolution call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

87	If so required by the members, a copy of such profit and loss account and balance sheet shall be served on every member in the manner to that prescribed herein for calling a meeting.

AUDIT

88	The directors may call for the accounts to be examined by an auditor or auditors and shall do so if required by a resolution of members.

89	The auditors shall be appointed by the directors, unless otherwise appointed by a resolution of members.

90	The auditors may be shareholders of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

91	The remuneration of the auditors of the Company:-

(a)	in the case of auditors appointed by the directors, may be fixed by the directors,

(b)	subject to the foregoing, shall be fixed by the company by a resolution of members.

92

The auditors shall examine each profit and loss account and balance sheet required to be laid before the Company in accordance with Regulation 86(b) and shall state in a written report whether or not:-

(a)

in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period;

(b)	all the information and explanations required by the auditors have been obtained.

93	The report of the auditors shall be annexed to the accounts and shall be read at the meeting, if any, at which the accounts are laid before the Company.

94

Every auditor of the company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

95

The auditors of the Company shall be entitled to receive notice of, and to attend any meeting of members of the Company at which the Company’s profit and loss account and balance sheet are to be presented in accordance with Regulation 86(b).

DISTRIBUTION

96

Subject to the Articles, the Company may, from time to time, by a resolution of directors authorise a distribution by the Company at such time, and of such amount, to any shareholders, as it thinks fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the Company satisfies the following solvency test:

(a)	the value of the Company’s assets will exceed its liabilities; and

(b)	the Company will be able to pay its debts as they fall due.

97

The Directors may, before making any distribution, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

98

Notice of any distribution that may have been authorised shall be given to each shareholder in the manner hereinafter mentioned and all Distributions unclaimed for three years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

99	No distribution shall bear interest as against the Company and no distribution shall be authorised or made on Treasury shares.

100

Subject to the Articles, the directors may determine in their sole discretion to issue bonus shares from time to time. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute the issue of a bonus share.

101	If several persons are registered as joint holders of any shares, any one of such persons may give receipt for any distribution made in respect of such shares.

NOTICES

102

A notice may be served by the Company upon any registered shareholder either personally or by posting it by airmail service in a prepaid letter addressed to him at his address as shown in the register of members or by cable or by telex should the directors think it appropriate.

103

All notices directed to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and notice so given shall be sufficient notice to all the holders of such share.

104

Any notice, if served post, shall be deemed to have been served within ten days of posting and in proving such service, it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the Post Office. Notices by cable or by telex shall be deemed to have been served 24 hours after despatch.

105	Notice may be served on the Company by posting it by prepaid service addressed to the Company at its Registered Office or to its Registered Agent.

PENSION AND SUPERANNUATION FUNDS

106

The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always if the Act shall so require to particulars with respect thereto being disclosed to the shareholders, and to the proposals being approved by the Company by resolution of members, a director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

WINDING UP

107

The Company may commence winding up and dissolve by resolution of members save that if the Company has never issued shares, by resolution of directors. The Company and its liquidator shall wind up the affairs of the Company pursuant to the provisions of the Act.

ARBITRATION

108

Whenever any differences arise between the Company on the one hand and any of the shareholders, their executors, administrators or assigns on the other hand touching the true intent and construction or the incidence or consequences of these presents or of the Act, or touching anything then or thereafter done or executed, omitted or suffered in pursuance of the Act ,or touching any breach or alleged breach or otherwise relating to the promises or to these presents or to any Act affecting the Company or to any of the affairs of the Company, such difference shall unless the parties agree to refer the same to a single arbitrator be referred to two arbitrators who shall before entering on the reference appoint an umpire.

109

If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for ten days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

AMENDMENT TO ARTICLES

110	The Company may by resolution of directors or by resolution of members alter or modify these Regulations as originally drafted or as amended from time to time.

CONTINUATION UNDER FOREIGN LAW

111

The Company may by a resolution of directors or a resolution of members continue as a company incorporated under the laws of another jurisdiction which may permit such continuation and in the manner provided by those laws and may by a resolution of directors or of members amend its Memorandum and Articles to be consistent therewith.

We, McNamara Corporate Services Limited, 2nd floor, 116 Main Street, Road Town, Tortola, British Virgin Islands for the purpose of disapplying part IV of schedule 2 of BVI Business Companies Act, hereby signed as Registered Agent of the Company this 5th day of December, 2007.

SGD: Faithlyn Titley

Authorised Signatory

For and on behalf of

McNamara Corporate Services Limited